                                                                    EXHIBIT 11.1


                    FIRST PACIFIC NETWORKS, INC. AND SUBSIDIARIES
                            COMPUTATION OF LOSS PER SHARE
                       (in thousands, except per share amounts)
                                     (unaudited)


                                                        Three Months Ended      Six Months Ended
                                                          September 30,           September 30,
                                                          -------------           -------------
                                                        1995        1996        1995        1996
                                                        ----        ----        ----        ----
Weighted average common shares outstanding for the
period                                                   23,194      37.360      22,521      36,057
                                                        -------     -------     -------     -------

Shares used in loss per share calculation                23,194      37,360      22,521      36,057
                                                        -------     -------     -------     -------
                                                        -------     -------     -------     -------

Net loss                                                $(4,984)    $(4,153)    $(9,178)    $(9,316)
                                                        -------     -------     -------     -------
                                                        -------     -------     -------     -------

Loss per share applicable to common shareholders         $(0.21)     $(0.11)     $(0.41)     $(0.26)
                                                        -------     -------     -------     -------
                                                        -------     -------     -------     -------



Dilutive common stock warrants and stock options have not been included in the calculation of common and common equivalent shares used to calculate net loss per share, as their inclusion would be antidilutive.